================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 19, 1999

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                     1-9210                  95-4035997
 (State or other jurisdiction         (Commission            (I.R.S. Employer
       of incorporation)              File Number)          Identification No.)


          10889 WILSHIRE BOULEVARD
           LOS ANGELES, CALIFORNIA                           90024
 (Address of principal executive offices)                  (ZIP code)

               Registrant's telephone number, including area code:
                                 (310) 208-8800

================================================================================

Item 5.   Other Events
          ------------

     Occidental Petroleum Corporation reported on October 19, 1999 net income of $126 million ($.35 per share) for the third quarter of 1999, compared with net income of $38 million ($.10 per share) for the third quarter of 1998.

     Earnings before special items were $125 million for the third quarter of 1999, compared with earnings before special items of $3 million for the third quarter of 1998. Sales were $2.1 billion for the third quarter of 1999, compared with sales of $1.7 billion for the same period in 1998.

                                   OIL AND GAS
                                   -----------

     Oil and gas divisional earnings before special items were $278 million for the third quarter of 1999, compared with $61 million for the third quarter of 1998, primarily as a result of higher crude oil and natural gas prices, lower exploration costs and lower operating costs resulting from a more focused base of operations.

     Oil and gas third quarter 1999 earnings were 69 percent greater than second quarter 1999 earnings.

     Oil and gas results after special items for the third quarter of 1999 and 1998 were $279 million and $156 million, respectively. The 1999 results include a charge of $10 million for the recently announced closing of the Bakersfield office and income of $11 million for a contingent payment on the 1998 sale of Occidental's interests in the Netherlands. The 1998 results included gains on asset sales, the write-off of its investment in certain exploration projects, and a charge for reorganization.

     In the Horn Mountain discovery in Mississippi Canyon Block 127, announced in August by operator Vastar Resources, an exploratory well encountered 285 feet of net pay. Appraisal work is under way. Occidental has a one-third interest.


                                    CHEMICALS
                                    ---------

     Chemical divisional earnings were $40 million for the third quarter of 1999, compared with $62 million for the third quarter of 1998. The decline is due primarily to higher raw material costs, partially offset by increased sales price realization.

     Chemical third quarter 1999 earnings were 135 percent greater than second quarter 1999 earnings before special items.

     During the third quarter, significant posted price increases were announced for chlorine, caustic soda and PVC. Due to competitive conditions and contract provisions, earnings may not reflect the full impact of these increases until the first quarter of next year.

                                      OTHER
                                      -----

     Unallocated corporate other expenses were $23 million for the third quarter of 1999, compared to $25 million for the same period in 1998. Distributions paid on the Trust Preferred Securities issued by a subsidiary trust of Occidental in the first quarter were $11 million in the third quarter of 1999.

     For the first nine months of 1999, Occidental's net income was $65 million ($.17 per share), compared with net income of $401 million ($1.11 per share) for the first nine months of 1998. The nine months results before special items were net income of $61 million for 1999, compared with earnings before special items of $139 million in 1998. Sales were $5.1 billion for the nine months of 1999, compared with sales of $4.9 billion for the same period of 1998.

     Forward-looking statements and estimates regarding exploration and production activities, oil, gas and commodity chemical prices and their related earnings effects, and cost reductions in this report are based on assumptions concerning market, competitive, regulatory, environmental and other conditions. Actual results could differ materially as a result of factors discussed in Occidental's Annual Report on Form 10-K.

SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                               Third Quarter                Six Months
                                       ---------------------     ---------------------
Periods Ended September 30                  1999        1998          1999        1998
====================================   =========   =========     =========   =========

DIVISIONAL NET SALES
   Oil and Gas                         $   1,265   $   1,030     $   2,955   $   2,509
   Chemical                                  848         631         2,149       2,395
                                       ---------   ---------     ---------   ---------
                                       $   2,113   $   1,661     $   5,104   $   4,904
====================================   =========   =========     =========   =========

DIVISIONAL EARNINGS
   Oil and Gas                         $     279   $     156     $     507   $     768
   Chemical                                   40          62            78         280
                                       ---------   ---------     ---------   ---------
                                             319         218           585       1,048
UNALLOCATED CORPORATE ITEMS
   Interest expense, net                    (118)       (106)         (357)       (336)
   Income taxes (a)                          (41)        (49)          (65)       (291)
   Trust preferred distributions             (11)         --           (30)         --
   Other                                     (23)        (25)          (52)        (58)
                                       ---------   ---------     ---------   ---------

INCOME FROM CONTINUING OPERATIONS            126          38            81         363
   Discontinued operations, net               --          --            --          38
   Extraordinary loss, net (b)                --          --            (3)         --
   Cumulative effect of changes in
     accounting principles, net (c)           --          --           (13)         --
                                       ---------   ---------     ---------   ---------
NET INCOME                                   126          38            65         401

Preferred dividends                           --          (4)           (7)        (13)
                                       ---------   ---------     ---------   ---------

EARNINGS APPLICABLE TO COMMON
   STOCK                               $     126   $      34     $      58   $     388
                                       =========   =========     =========   =========

EARNINGS PER COMMON SHARE

BASIC
   Income from continuing
     operations                        $     .35   $     .10     $     .22   $    1.00
   Discontinued operations, net               --          --            --         .11
   Extraordinary loss, net (b)                --          --          (.01)         --
   Cumulative effect of changes in
     accounting principles, net (c)           --          --          (.04)         --
                                       ---------   ---------     ---------   ---------
   BASIC EARNINGS PER COMMON
     SHARE (d)                         $     .35   $     .10     $     .17   $    1.11
                                       =========   =========     =========   =========

DILUTED
   Income from continuing
     operations                        $     .35   $     .10     $     .22   $     .99
   Discontinued operations, net               --          --            --         .10
   Extraordinary loss, net (b)                --          --          (.01)         --
   Cumulative effect of changes in
     accounting principles, net (c)           --          --          (.04)         --
                                       ---------   ---------     ---------   ---------
   DILUTED EARNINGS PER COMMON
     SHARE                             $     .35   $     .10     $     .17   $    1.09
                                       =========   =========     =========   =========

AVERAGE COMMON SHARES OUTSTANDING          357.6       350.0         351.3       351.2
====================================   =========   =========     =========   =========

See footnotes on following page.

SUMMARY OF OPERATING STATISTICS

                                               Third Quarter               Nine Months
                                       ---------------------     ---------------------
Periods Ended September 30                  1999        1998          1999        1998
====================================   =========   =========     =========   =========

NET OIL, GAS AND LIQUIDS
  PRODUCTION PER DAY

United States
   Crude oil and condensate
     (thousands of barrels)                   62          69            64          75
   Natural gas liquids
     (thousands of barrels)                    9           9             9           8
   Natural gas
     (millions of cubic feet)                673         603           664         603

Other Western Hemisphere
   Crude oil and condensate
     (thousands of barrels)                   95          79           103          84

Eastern Hemisphere
   Crude oil and condensate
     (thousands of barrels)                  127         164           141         146
   Natural gas
     (millions of cubic feet)                 51          54            53         105


CAPITAL EXPENDITURES (millions)        $     120   $     254     $     383   $     840
                                       =========   =========     =========   =========

DEPRECIATION, DEPLETION AND
  AMORTIZATION OF ASSETS (millions)    $     198   $     202     $     598   $     653
====================================   =========   =========     =========   =========

(a) Includes an offset for charges and credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings have been impacted from allocations of a $1 million charge and $4 million credit at oil and gas and chemical, respectively, in the third quarter of 1999 and by $2 million and $7 million credits at oil and gas and chemical, respectively, in the third quarter of 1998.
(b) The nine months of 1999 reflects the partial early extinguishment of 11-1/8% senior debentures at a redemption price of 105.563% of the principal amount. The impact of the early extinguishment is a $3 million charge which is net of a $1 million income tax benefit.
(c) The nine months of 1999 reflects the adoption of SOP 98-5 "Reporting on the Costs of Start-Up Activities", which requires expensing of start-up costs as incurred and those costs that are currently capitalized at date of adoption. The impact of SOP 98-5 is a $15 million charge which is net of an $8 million income tax benefit. Also reflects the adoption of EITF 98-10 "Accounting for Contracts Involved in Energy Trading and Risk Management Activities", which requires energy trading contracts to be marked to market. The impact of EITF 98-10 is a $2 million credit which is net of a $1 million income tax charge.
(d) The 1999 earnings per share calculations include the effect of preferred stock being converted into common stock as a result of the previously announced September 16, 1999 conversion.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION
                                       (Registrant)




DATE:    October 20, 1999    S. P. Dominick, Jr.
                             ---------------------------------------------------
                             S. P. Dominick, Jr.,  Vice President and Controller
                             (Chief Accounting and Duly Authorized Officer)